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                                                                EXHIBIT 23.3


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated April 1, 1999, on First American Records Management, Inc. financial statements, included in this Current Report on Form 8-K, into Iron Mountain Incorporated's previously filed registration statements on Forms S-3 (File No. 333-44185), S-4 (File Nos. 333-44187 and 333-67765) and S-8 (File
Nos. 333-24803, 333-33191, 333-43901, 333-60919, 333-60921 and 333-67499).


                                           /s/Brach, Neal, Daney & Spence, LLP



San Jose, California
July 9, 1999